Exhibit 99.1

WD-40 Company Reports First Quarter 2017 Financial Results

~ Management reaffirms previously issued fiscal year 2017 guidance ~

SAN DIEGO – January 9, 2017 ― WD-40 Company (NASDAQ:WDFC), a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world, today reported financial results for its first fiscal quarter ended November 30, 2016.

Financial Highlights and Summary

•	Total net sales for the first quarter were $89.2 million, a decrease of 4 percent compared to the prior year fiscal quarter.
•

Translation of the Company’s foreign subsidiary results from their functional currencies to U.S. dollars had an unfavorable impact on sales for the current quarter.  On a constant currency basis total net sales for the first quarter would have been  $95.1 million, an increase of 3 percent compared to the prior year fiscal quarter.

•	Net income for the first quarter was $11.8 million, a decrease of 3 percent from the prior year fiscal quarter.
•	Diluted earnings per share were $0.82 compared to $0.83 in the prior year fiscal quarter.
•	Gross margin percentage was 57.2 percent compared to 55.6 percent in the prior year fiscal quarter.
•	Selling, general and administrative expenses were up 4 percent in the first quarter to $29.0 million when compared to the prior year fiscal quarter.
•	Advertising and sales promotion expenses were down 15 percent to $4.8 million compared to the prior year fiscal quarter.

“As a global company that generates nearly 40 percent of its sales in currencies other than the U.S. dollar, foreign currency exchange headwinds continue to have an impact on our reported results,” said Garry Ridge, WD-40 Company’s president and chief executive officer. “Even though the global nature of our business exposes us to some currency risk, our geographically diversified business also acts as a natural hedge which can cushion us from the impact of localized events. At any given time, depending on what is going on in a particular region, some of our markets will over perform while others may underperform.  While we expect we will continue to see fluctuations in the performance of certain markets quarter to quarter, our long-term growth plans remain unchanged,” concluded Ridge.

Net Sales by Segment (in thousands):

	Three Months Ended November 30,
	2016	2015	Change
Americas	$42,840	$44,412	(4)%
EMEA	30,257	32,086	(6)%
Asia-Pacific	16,151	16,024	1%
Total	$89,248	$92,522	(4)%

•	Net sales by segment as a percent of total net sales for the first quarter were as follows: for the Americas, 48 percent; for EMEA, 34 percent; and for Asia-Pacific, 18 percent.
•

The decline in net sales in the Americas in the first quarter was primarily driven by lower maintenance product sales in the United States and Latin America. In the United States, in the comparable period last fiscal year, sales were higher than normal due to the initial launch of the WD-40 EZ-Reach Flexible Straw product offering.  In Latin America, maintenance product sales were lower primarily due to the uncertain business climate in Mexico.

•

The decline in net sales in EMEA in the first quarter was primarily driven by unfavorable impacts of foreign currency exchange rates as well as decreased sales in the Company’s distributor markets in Eastern Europe.  Although market conditions have begun to stabilize in Russia, sales of maintenance products are down due to the market distributors in the region normalizing inventory levels to meet current market needs. On a constant currency basis EMEA sales for the first quarter would have increased by $4.2 million or 13 percent compared to the prior year fiscal year period.

•

The increase in sales in Asia-Pacific in the first quarter was primarily driven by new distribution and increased promotional programs in Australia and China.  This sales increase was partially offset by a decrease in sales in the Company’s Asian distributor markets due to the timing of promotional activities and customer orders. Maintenance product sales were lower in the Asian distributor markets in the first quarter due to certain customers buying product in advance of a price increase that took place at the end of the first quarter of fiscal year 2016.

Net Sales by Product Group (in thousands):

	Three Months Ended November 30,
	2016	2015	Change
Maintenance products	$79,159	$82,241	(4)%
Homecare and cleaning products	10,089	10,281	(2)%
Total	$89,248	$92,522	(4)%

•

Net sales of maintenance products, which are considered the primary growth focus for the Company, decreased 4 percent in the first quarter when compared to the prior fiscal quarter period.  The decline in the first quarter was driven primarily by the unfavorable impact of foreign currency exchange rates, the timing of orders and promotional activities.

•

Net sales of homecare and cleaning products decreased 2 percent for the first quarter compared to the prior fiscal year period.  The homecare and cleaning products, particularly those in the U.S., are considered harvest brands providing healthy profit returns to the Company but are becoming a smaller part of the business as net sales of maintenance products grow per the execution of the Company’s strategic initiatives.

Dividend and Share Repurchase

As previously announced, WD-40 Company’s board of directors declared on Tuesday, December 13, 2016 a  quarterly dividend of $0.49 per share reflecting an increase of 17 percent over the previous quarter’s dividend. The quarterly dividend is payable on January 31, 2017 to stockholders of record at the close of business on January 20, 2017.

On June 21, 2016, the Company’s Board of Directors approved a share buy-back plan. Under the plan, which became effective on September 1, 2016, the Company is authorized to acquire up to $75.0 million of its outstanding shares through August 31, 2018. The timing and amount of repurchases are based on terms and conditions as may be acceptable to the Company’s Chief Executive Officer and Chief Financial Officer and in compliance with all laws and regulations applicable thereto. During the period from September 1, 2016 through November 30, 2016, the Company repurchased 112,701 shares at a total cost of $12.2 million under this $75.0 million plan.

Fiscal Year 2017 Guidance

The Company reaffirmed its guidance for fiscal year 2017 as follows:

•	Net sales growth is projected to be between 4 and 6 percent with net sales expected to be between $395 million and $404 million.
•	Gross margin percentage for the full year is expected to be near 56 percent.
•	Advertising and promotion investments are projected to be near 6.0 percent of net sales.

•	Net income is projected to be between $51.3 million and $52.3 million.
•	Diluted earnings per share is expected to be between $3.64 and $3.71 based on an estimated 14.1 million weighted average shares outstanding.

This guidance does not include any future acquisitions or divestitures and assumes that foreign currency exchange rates and crude oil prices will remain close to current levels for the remainder of fiscal year 2017.

Webcast Information
As previously announced, WD-40 Company management will host a live webcast at approximately 5:00 p.m. ET / 2:00 p.m. PT today to discuss these results. Other forward-looking and material information may also be discussed during this call.  Please visit http://investor.wd40company.com for more information and to view supporting materials.

About WD-40 Company

WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world. The Company markets its maintenance products and homecare and cleaning products under the following well-known brands: WD-40®, 3-IN-ONE®, GT85®, X-14®, 2000 Flushes®, Carpet Fresh®, no vac®, Spot Shot®, 1001®, Lava® and Solvol®.

Headquartered in San Diego, WD-40 Company recorded net sales of $381 million in fiscal year 2016 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit http://www.wd40company.com.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current expectations with respect to currently available operating, financial and economic information.  These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements.

Our forward-looking statements include, but are not limited to, discussions about future financial and operating results, including:  growth expectations for maintenance products; expected levels of promotional and advertising spending; plans for and success of product innovation, the impact of new product introductions on the growth of sales; anticipated results from product line extension sales; and forecasted foreign currency exchange rates and commodity prices.  Our forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may,” “aim,” “anticipate,” “estimate” and similar expressions.

The Company's expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company's expectations, beliefs or forecasts will be achieved or accomplished.

Actual events or results may differ materially from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I―Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, and in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2016 which the Company expects to file with the SEC on January 9, 2016.

All forward-looking statements included in this press release should be considered in the context of these risks. All forward-looking statements speak only as of January 9, 2016, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Table Notes and General Definitions

(1)

The Company markets maintenance products under the WD-40®, GT85® and 3-IN-ONE® brand names. Currently included in the WD-40 brand are the WD-40 Multi-Use Product and the WD-40 Specialist® and WD-40 BIKE® product lines.

(2)

The Company markets the following homecare and cleaning brands:  X-14® mildew stain remover and automatic toilet bowl cleaners, 2000 Flushes® automatic toilet bowl cleaners, Carpet Fresh® and no  vac® rug and room deodorizers, Spot Shot® aerosol and liquid carpet stain removers, 1001® household cleaners and rug and room deodorizers and Lava® and Solvol® heavy-duty hand cleaners.

(3)	The Americas segment consists of the U.S., Canada and Latin America.
(4)	The EMEA segment consists of countries in Europe, the Middle East, Africa and India.
(5)	The Asia-Pacific segment consists of Australia, China and other countries in the Asia region.
(6)

Constant currency represents the translation of the current quarter and year-to-date results from the functional currencies of the Company’s subsidiaries to U.S. dollars using the exchange rate in effect for the corresponding periods of the prior fiscal year.

WD-40 COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share amounts)

	November 30,	August 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$33,482	$50,891
Short-term investments	67,339	57,633
Trade accounts receivable, less allowance for doubtful
accounts of $242 and $394 at November 30, 2016
and August 31, 2016, respectively	55,851	64,680
Inventories	34,206	31,793
Other current assets	3,641	4,475
Total current assets	194,519	209,472
Property and equipment, net	22,016	11,545
Goodwill	95,432	95,649
Other intangible assets, net	18,263	19,191
Deferred tax assets, net	608	621
Other assets	2,817	3,190
Total assets	$333,655	$339,668

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$18,131	$18,690
Accrued liabilities	15,889	15,757
Accrued payroll and related expenses	13,363	20,866
Revolving credit facility, current	12,354	-
Income taxes payable	4,295	3,381
Total current liabilities	64,032	58,694
Revolving credit facility	122,000	122,000
Deferred tax liabilities, net	16,521	16,365
Other long-term liabilities	2,655	2,214
Total liabilities	205,208	199,273

Commitments and Contingencies

Shareholders' equity:
Common stock ― authorized 36,000,000 shares, $0.001 par value;
19,653,335 and 19,621,820 shares issued at November 30, 2016 and
August 31, 2016, respectively; and 14,127,152 and 14,208,338 shares
outstanding at November 30, 2016 and August 31, 2016, respectively	20	20
Additional paid-in capital	146,498	145,936
Retained earnings	295,402	289,642
Accumulated other comprehensive income (loss)	(33,412)	(27,298)
Common stock held in treasury, at cost ― 5,526,183 and 5,413,482
shares at November 30, 2016 and August 31, 2016, respectively	(280,061)	(267,905)
Total shareholders' equity	128,447	140,395
Total liabilities and shareholders' equity	$333,655	$339,668

WD-40 COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share amounts)

	Three Months Ended November 30,
	2016	2015

Net sales	$89,248	$92,522
Cost of products sold	38,208	41,114
Gross profit	51,040	51,408

Operating expenses:
Selling, general and administrative	28,991	27,848
Advertising and sales promotion	4,812	5,660
Amortization of definite-lived intangible assets	721	755
Total operating expenses	34,524	34,263

Income from operations	16,516	17,145

Other income (expense):
Interest income	147	148
Interest expense	(531)	(372)
Other income (expense), net	264	(51)
Income before income taxes	16,396	16,870
Provision for income taxes	4,638	4,808
Net income	$11,758	$12,062

Earnings per common share:
Basic	$0.82	$0.83
Diluted	$0.82	$0.83

Shares used in per share calculations:
Basic	14,180	14,404
Diluted	14,221	14,461
Dividends declared per common share	$0.42	$0.38

WD-40 COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three Months Ended November 30,
	2016	2015
Operating activities:
Net income	$11,758	$12,062
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,620	1,661
Net gains on sales and disposals of property and equipment	(54)	(3)
Deferred income taxes	(405)	3
Excess tax benefits from settlements of stock-based equity awards	(435)	(1,390)
Stock-based compensation	1,622	633
Unrealized foreign currency exchange losses, net	1,075	360
Provision for bad debts	(120)	78
Changes in assets and liabilities:
Trade and other accounts receivable	6,357	430
Inventories	(2,876)	(3,730)
Other assets	1,070	1,688
Accounts payable and accrued liabilities	203	3,617
Accrued payroll and related expenses	(8,886)	(3,187)
Income taxes payable	2,619	2,403
Other long-term liabilities	(45)	20
Net cash provided by operating activities	13,503	14,645

Investing activities:
Purchases of property and equipment	(11,603)	(448)
Proceeds from sales of property and equipment	162	-
Purchases of short-term investments	(16,997)	(2,933)
Maturities of short-term investments	4,548	2,846
Net cash used in investing activities	(23,890)	(535)

Financing activities:
Treasury stock purchases	(12,156)	(8,075)
Dividends paid	(5,998)	(5,500)
Proceeds from issuance of common stock	197	421
Excess tax benefits from settlements of stock-based equity awards	435	1,390
Net proceeds from revolving credit facility	12,354	10,000
Net cash used in financing activities	(5,168)	(1,764)
Effect of exchange rate changes on cash and cash equivalents	(1,854)	(1,171)
Net (decrease) increase in cash and cash equivalents	(17,409)	11,175
Cash and cash equivalents at beginning of period	50,891	53,896
Cash and cash equivalents at end of period	$33,482	$65,071